Exhibit 3.1

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recording Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DAVID PRICE

Job:C20090807-1709
August 7, 2009

Special Handling Instructions:
08/07/09 CT E-MAIL

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00002384642-09		3	$2.00	$6.00
Copies - Certification of Document	00002384642-09		1	$30.00	$30.00
24-HR Copy Expedite	00002384642-09		1	$75.00	$75.00
Total					$111.00

Payments

Type	Description	Amount
Credit	701504|09080719100109	$111.00
Total		$111.00

Credit Balance: $0.00

Job Contents:
NV Corp Certified Copy Request Cover Letter(s): 1

DAVID PRICE

ROSS MILLER Secretary of State STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings Commercial Recording Division 202 N. Carson Street Carson City, Nevada 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138 Certified Copy August 7, 2009 Job Number: C20090807-1709 Reference Number: 00002384642-09 Expedite: Through Date: The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number(s) Description Number of Pages C1420-1998-001 Articles of Incorporation 3 Pages/1 Copies Certified By: Chris Thomann Certificate Number: C20090807-1709 You may verify this certificate online at http://www.nvsos.gov/ Respectfully, ROSS MILLER Secretary of State

Receipt No. FY9800040658
PROFESSIONAL RECOVERY SYSTEMS,
01/22/1998 235.00
REC'D BY KR

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JAN 2 3 1998

No. C1490-98

Dean Heller

DEAN HELLER, SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
Professional Recovery Systems, Ltd.

Article I. The name of the Corporation is ***Professional Recovery Systems, Ltd.***

Article II. Its principal office in the State of Nevada is 774 Mays Blvd. #10, Incline Village NV 89451. The initial resident agent for services of process at that address is N&R Ltd. Group, Inc..

Article III. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America. The period of existence of the corporation shall be perpetual.

Article IV. The corporation shall have authority to issue an aggregate of 50,000,000 shares of common voting equity stock of par value *one mil* ($0.001) per share, and no other class or classes of stock, for a total capitalization of $50,000. The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

Article V. No shareholder shall be entitled to any preemptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue, nor shall any shareholder possess cumulative voting rights at any shareholders meeting, for the purpose of electing Directors, or otherwise.

Article VI. The name and address of the Incorporator of the corporation is WILLIAM STOCKER ATTORNEY AT LAW, 28202 Cabot Road, Suite 300, LAGUNA NIGUEL CA 92677. The affairs of the corporation shall be governed by a Board of Directors of not less than one (1) nor more than (7) persons. The Incorporator shall act as Sole Initial Director.

Article VII. The Capital Stock, after the amount of the subscription price or par value, shall not be subject to assessment to pay the debts of the corporation, and no stock issued, as paid up, shall ever be assessable or assessed.

Article VIII. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-laws, or adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

) l J ARTICLES OF INCORPORATION OF Professional Recovery Systems, Ltd. Page 2 I THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have set my hand hereunto this Day, Dated:. uao/1 ol- O v I J Jg> State of /J61:f }/{.AUj,._ County of ~ u ~-• 0 - SHAR~N BRAO~~A~ 0 ( ,n Comm.11167887 ti\ VI NOTARY PU&UC-CAUFOIIWIA W ) Orange County - l WJ c-- E$u Jan. a. 2002 • 0 0 SSC i J eccl WILLIAM STOCKER A TIORNEY AT LAW IN CORPORA TOR Subscribed to and sworn ( or affirmed) to before me this &'~ day of~, Date ~- 19Jti, by Year --===========-0 p TIO NA L INFORMATION

01/23/98 10:00 CORPORATE OFFICES ➔ 17026875071 NJ.388 li102 ' • < r---,, STATE OF NEVADA Secretary of State FILEJ ~ INTHEOFACEOFTHE -o~CRETARY OF ;;TATE OF THE .:. TATE OF NEVAD.~ JAN 2 3 1998 ~o_[jlSD-fk_ CERTIFICATE OF ACCEPTANCE OF APPOIN~:.~--~~t:~;i~srATF BY RESIDENT AGENT IN nm MATIER OF Professional Recovery Systems, Ltd. N & R LIMITED GROUP, INC. a Nevada Cotp0ration of the address in the County of Washoe at 774 Mays Blvd. #10, Incline Village NV 89451. doe.~ hei-eby accept appointment as Resident Agent for the above-named Corporation, aJI in accordance with NRS 78.090 andor applicable provisions of Jaw. FuRTHERMoRE, the principal office in this State is located in the County of Washoe at 774 Mays Blvd. #10 Incline Village NV 89451 IN WJ'INESS WHEREOF, I, have hereunto set my hand this day: _J_an:_u_a_ry_2_0 __. ! 99'.~ N & R Limited Group, Inc. by President